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                                                                    EXHIBIT 10.3

                       Non-Employee Director Compensation

      Each non-employee member of our Board of Directors currently receives the following cash compensation:

         - an annual retainer of $15,000 for service on the Board of Directors ($30,000 for service as non-executive Chairman of the Board of Directors), prorated for any partial year of service;

         - an annual retainer of $15,000 for service on each committee of the Board of Directors of which he or she is a member ($5,000 for service as chairman of any such committee), prorated for any partial year of service;

         - a fee of $2,500 for each meeting of the Board of Directors that he or she attends in person ($500 for each telephonic meeting of the Board of Directors in which he or she participates); and

         - a fee of $1,000 for each committee meeting that he or she attends in person other than in connection with a meeting of the full Board of Directors ($500 for each telephonic committee meeting in which he or she participates).

      All directors are reimbursed for expenses in connection with attendance at Board of Directors and committee meetings.

      Our 2000 Non-Employee Directors' Stock Option Plan provides for the grant of options to purchase shares of common stock to our non-employee directors. Non-employee directors first elected after the closing of our initial public offering receive an initial option to purchase 30,000 shares of common stock. In addition, all non-employee directors who have served in such capacity for six months receive an annual option to purchase 10,000 shares of common stock. All options granted under the non-employee directors' plan have an exercise price equal to the fair market value of our common stock on the date of grant.

      The Chairman of our Board of Directors will receive an additional annual option under our 2000 Equity Incentive Plan to purchase 10,000 shares of common stock. All such options will have an exercise price equal to the fair market value of our common stock on the date of grant.